EXHIBIT 99.2

Spectrum Brands Clarifies Date of Fertilizer Technology and Canadian Professional Products

Business Divestiture

ATLANTA—Nov. 23, 2005—Spectrum Brands, Inc. (NYSE: SPC) issued a clarifying statement as an addendum to this morning’s announcement of the sale of its fertilizer technology and Canadian professional products business to Agrium Inc. The transaction is subject to certain regulatory approvals and is expected to close in January 2006.

About Spectrum Brands, Inc.

Spectrum Brands (formerly Rayovac Corporation) is a global consumer products company and a leading supplier of batteries, lawn and garden care products, specialty pet supplies, shaving and grooming products, household insecticides, personal care products and portable lighting. Spectrum Brands’ products are sold by the world’s top 25 retailers and are available in more than one million stores in 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates approximately $2.8 billion in annualized revenues and has approximately 10,000 employees worldwide. The company’s stock trades on the New York Stock Exchange under the symbol SPC.

CONTACT: Spectrum Brands, Atlanta

Investor Contact

Nancy O’Donnell, 770-829-6208

or

Media Contact

Ketchum

Dave Doolittle, 404-879-9266

david.doolittle@ketchum.com